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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            COX COMMUNICATIONS, INC.

      The Bylaws of the corporation shall be amended and restated as of this 8th day of December, 2004, to read in full as follows:

                                   ARTICLE I

                                    OFFICES

      Section 1. The registered office of the corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

      Section 2. The corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. All annual meetings of the stockholders for the election of directors shall be held in Atlanta, Georgia, at such place and time as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

      Section 2. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may properly be brought before the meeting.

      Section 3. Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) days nor more than

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sixty (60) days prior to the meeting as originally scheduled, provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 3 any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the corporation for the meeting as originally scheduled. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder in such business. Notwithstanding the foregoing, nothing in this Section 3 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by at the direction of, or on behalf of the Board. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 4. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 5. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the issued and outstanding shares entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.

      Section 6. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders be held solely by means of remote communication.

      Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice, unless the holders of a majority of the issued and outstanding shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting.

      Section 8. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the

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stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

      Section 9. The holders of record of a majority of the voting power of the corporation, who are present in person or represented by proxy at the meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 10. When a quorum is present at any annual or special meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 11. No proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

            (a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or the stockholder's authorized officer, director, employee, or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

            (b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by

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the stockholder. If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

      Section 12. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

            (a) participate in a meeting of stockholders; and

            (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

      Section 13. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 14. A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram, or electronic transmission. Any consent by

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means of telegram, cablegram, or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram, or electronic transmission was transmitted. No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the corporation.

      Section 15. Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission).

                                  ARTICLE III

                                   DIRECTORS

      Section 1. The number of directors that constitutes the Board of Directors shall be at least three (3) and not more than eleven (11). The first Board of Directors shall initially consist of the number of directors as shall be specified at the organizational meeting of the corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each director shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

      Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

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      Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

      Section 4. The Chairman of the Board and Vice Chairman of the Board, if any, shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders. The Chairman of the Board and Vice Chairman of the Board, if any, shall continue to serve as the Chairman of the Board or the Vice Chairman of the Board, until his successor has been chosen and qualified.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 1. The Board of Directors of the corporation may hold meetings, both regular and special, within or without the State of Delaware or the United States.

      Section 2. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

      Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board on three (3) days' notice to each director, either personally or by mail, or on twenty-four (24) hours' notice (provided, however, that a portion of such 24-hour period shall include at least four (4) hours of a business day) to each director by facsimile or by electronic transmission. Such meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the directors.

      Section 4. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

      Section 5. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director.

      Section 6. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a

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meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE V

                             COMMITTEES OF DIRECTORS

      Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each consisting of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Section 2. Except as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. No committee, however, shall have the power or authority to amend the Certificate of Incorporation; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or to amend these Bylaws; further, unless a resolution of the Board of Directors, these Bylaws or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

      Section 3. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

      Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

      Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

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      Section 3. No payment permitted under this Article VI shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII

                                    OFFICERS

      Section 1. The officers of the corporation shall be designated by the Board of Directors, by election, and shall include a President or a Chief Executive Officer (either, the "CEO"), a Secretary and a Treasurer. The Board of Directors may also elect such other officers and agents as it deems necessary, including Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

      Section 2. The officers of the corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

      Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

      Section 4. In the absence of the Chairman and Vice Chairman, if any of the Board, the CEO shall preside at the meetings of the Board of Directors and at meetings of the stockholders and he shall have such other powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

      Section 5. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

      Section 6. The CEO shall be responsible for corporate policy and strategy. The CEO shall see that all orders and resolutions of the Board of Directors are carried into effect. The CEO shall execute under the seal of the corporation bonds, mortgages and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the corporation.

      Section 7. In the absence of the CEO or in the event of the CEO's inability or refusal to act, the Vice President (or in the event there are more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the CEO, as the case may be, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO, as the case may be. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the corporation

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and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the CEO, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the corporation, and he or she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

      Section 9. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 10. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      Section 11. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the CEO, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

      Section 12. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

      Section 13. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VIII

                                     NOTICES

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      Section 1. Whenever, under the provisions of any statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean solely personal notice, but such notice may be given in writing by mail or overnight courier addressed to such director or stockholder at his, her or its address as it appears on the records of the corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail, or upon receipt if given via overnight courier. Notice to stockholders may also be given in the form of electronic transmission as permitted by Section 3 of this Article VII. Notice to directors may also be given by facsimile or electronic mail (directed to the facsimile transmission number, or if by electronic mail, directed to an electronic mail address, for which the director has consented to receive notice).

      Section 2. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by such person or persons.

      Section 3. Any notice to stockholders given by the corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this Section shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                   ARTICLE IX

                              CERTIFICATES OF STOCK

      Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the CEO or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the corporation.

      Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the corporation itself or an employee of the corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the

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certificate may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the new adjourned meeting.

      Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

                                   ARTICLE X

                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the corporation, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be set aside out of

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any funds of the corporation available for dividends such sum or sums as the
Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

      Section 2. Annual Statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 4. Fiscal Year. The fiscal year of the corporation shall be designated by resolution of the Board of Directors

      Section 5. Indemnification. The corporation shall have the power to indemnify its officers, directors, employees and agents of the corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of the State of Delaware.

      Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

      Section 7. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted by either (i) by the stockholders at any annual meeting or at any special meeting of the stockholders (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), by a vote of a majority of the holders of stock having voting power present in person or represented by proxy at such meeting at which there is a quorum or (ii) by the Board of Directors.

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